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                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $15,000,000                  [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 June 24, 1997                [_]                 [_]

 Maturity Date:
 June 24, 1998

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

 Applicable Only to Fixed Rate Notes:
 -----------------------------------

 Interest Rate:

 Applicable Only to Floating Rate Notes:
 --------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Daily

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [_]  LIBOR Telerate

 [x]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  N/A

 Spread (plus or minus): -2.82%

-------------------------
*    Daily on each Business Day.

**   On the 24th of each September, December and March, and at maturity.

***  The Prime Rate as of June 24, 1997, minus 282 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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